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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of Earliest Event Reported) - November 15, 1999


                                _______________


                              GUIDANT CORPORATION
            (Exact name of registrant as specified in its charter)



            INDIANA                  001-13388                   35-1931722
(State or other jurisdiction   (Commission File Number)         (IRS Employer
       of Incorporation)                                     Identification No.)



            111 Monument Circle, 29/th/ Floor                       46204
                 Indianapolis, Indiana                            (Zip Code)
        (Address of principal executive offices)


                                (317) 971-2000
             (Registrant's telephone number, including area code)


                                _______________

                                      N/A
            (Former name or address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

     On November 15, 1999, pursuant to an Agreement and Plan of Merger, dated as of August 30, 1999 (the "Merger Agreement"), by and among Guidant Corporation, an Indiana corporation (the "Company"), Clydesdale Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and CardioThoracic Systems, Inc., a Delaware corporation ("CTS"), Merger Sub was merged with and into CTS, which thereby became a wholly-owned subsidiary of the Company (the "Merger").

     CTS stockholders approved the Merger at a special meeting of stockholders held on November 15, 1999. Under the terms of the Merger Agreement, CTS stockholders received 0.3611 of a share of the common stock, without par value, of the Company (the "Company Common Stock") for each share of common stock, par value $0.001, of CTS (the "CTS Common Stock") held by them. The Company will issue approximately 5,321,457 shares of Company Common Stock to the stockholders of CTS in the Merger, representing approximately 1.76% of the Company Common Stock outstanding prior to consummation of the Merger. The aggregate consideration for the outstanding shares of CTS Common Stock was determined based upon arms'-length negotiation between the Company and CTS. The acquisition will be accounted for as a pooling of interests.

     Prior to the Merger, no material relationship existed between CTS and the Company, or any of its affiliates, any director or officer of the Company or any associate of any such director or officer, except as set forth in this paragraph. On May 3, 1999, CTS and the Company entered into an agreement under which CTS granted to Origin Medsystems, Inc., a wholly-owned subsidiary of the Company, a non-exclusive, royalty-free, temporary license to certain intellectual property rights that may be necessary for the manufacture, use and sale of the VASOVIEW(TM) Saphenous Vein Harvesting System. CTS extended the license under the Merger Agreement through the date of the Merger, and the Company agreed to pay royalties to CTS, beginning on September 1, 1999, based on net sales. The amount of the royalties were equal to CTS' obligations to pay royalties to the third party from whom CTS has acquired the intellectual property.

     CTS designs, develops, manufactures and markets proprietary, disposable instruments and systems for performing minimally invasive cardiac surgery. CTS' current products are designed to enable the majority of cardiothoracic surgeons, using their existing skills coupled with CTS sponsored training, to perform minimally invasive cardiac surgery on a beating heart. The Company intends to continue such business.

Item 5.  Other Events.

     Attached as Exhibit 99.2 are the Company's quarterly Consolidated Statements of Income restated for the acquisition of CTS for the three months ended September 30, 1999 and 1998, June 30, 1999 and 1998, March 31, 1999 and 1998, for the nine months ended September 30, 1999, for the three months ended December 31, 1998, and for the

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year ended December 31, 1998 and consolidated Balance Sheets as of September 30,
1999 and December 31, 1998.

Item 7.  Financial Statements and Exhibits.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits.

         2.1 Agreement and Plan of Merger dated as of August 30, 1999 by and among Guidant Corporation, Clydesdale Acquisition Corp. and CardioThoracic Systems Inc.*

         2.2 Support Agreement dated as of August 30, 1999 among Guidant Corporation, Richard M. Ferrari and Charles S. Taylor.*

         2.3 Stock Option Agreement dated as of August 30, 1999 between Guidant Corporation and CardioThoracic Systems, Inc.*

         99.1  Press Release of Guidant Corporation, dated November 15, 1999.

         99.2  Restated Financial Statements.

         ___________
         *Incorporated by reference to the Company's Registration Statement on Form S-4 dated October 15, 1999 (Registration No. 333-89085).

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Guidant Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GUIDANT CORPORATION



                              By: /s/ Keith E. Brauer
                                  ---------------------------
                                  Keith E. Brauer
                                  Vice President, Finance
                                  and Chief Financial Officer


Date: November 30, 1999

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

2.1 Agreement and Plan of Merger dated as of August 30, 1999 by and among Guidant Corporation, Clydesdale Acquisition Corp. and CardioThoracic Systems, Inc.*

2.2 Support Agreement dated as of August 30, 1999 among Guidant Corporation, Richard M. Ferrari and Charles S. Taylor.*

2.3 Stock Option Agreement dated as of August 30, 1999 between Guidant Corporation and CardioThoracic Systems, Inc.*

99.1           Press Release of Guidant Corporation, dated November 15, 1999.

99.2           Restated Financial Statements.

___________
*Incorporated by reference to the Company's Registration Statement on Form S-4 dated October 15, 1999 (Registration No. 333-89085).

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